SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Bigfoot Project Investments Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)
(415) 518-8494
(Company’s Telephone Number) With a copy to the Company’s legal counsel:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 1.01 Entry Into a Material Definitive Agreement with Veyo Partners

On November 30, 2017, the Bigfoot Project Investments Inc. (OTC Pink: BGFT) (the “Company”) entered into a non-exclusive corporate financial advisory agreement (the “Advisory Agreement”) with a financial advisory firm Veyo Partners LLC, a Delaware limited liability company (“Veyo”). Pursuant to the terms of the Advisory Agreement, the Company pays an initial engagement fee of eight million (8,000,000) restricted shares of common stock of the Company and then a total monthly fee of $10,000 with at least $3,000 being paid in cash and the remainder being paid in unregistered and restricted securities (bearing an appropriate restrictive legend). The Advisory Agreement also has an acquisition fee equal to eight percent (8%) of the enterprise value of any acquisition that is introduced to the Company by Veyo.

Item 9.01 Exhibits

Exhibit 10.1 – Form of Advisory Agreement

Exhibit 10.2 – Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: December 28, 2017	By: /s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors